Exhibit 10.8

WAIVER AND CONSENT

THIS WAIVER AND CONSENT (this “Waiver”), dated as of August 9, 2024, is executed by Iris Parent Holding Corp., a Delaware corporation (“ParentCo”), and Iris Acquisition Holdings LLC, a Delaware limited liability company (“Sponsor”).

WHEREAS, ParentCo, Sponsor and the other parties thereto have entered into that certain Lock- Up Agreement, dated as of November 30, 2022 (the “Lock-Up Agreement”).

WHEREAS, the parties hereto have agreed to grant a waiver of the lock-up restrictions contained in the Lock-Up Agreement with respect to an aggregate of 5.2 million ParentCo Shares to be held by the Holders as set forth herein.

WHEREAS, Iris Acquisition Corp, a Delaware corporation (“SPAC”), ParentCo, Liminatus Pharma, LLC, a Delaware limited liability company (the “Company”), Liminatus Pharma Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of ParentCo (“Liminatus Merger Sub”), and SPAC Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of ParentCo (“SPAC Merger Sub”), entered into that certain Business Combination Agreement, dated as of November 30, 2022 (as amended, modified or supplemented from time to time, the “Business Combination Agreement”).

NOW, THEREFORE, in consideration of the premises set out above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.              Defined Terms. Any capitalized term used but not defined herein shall have the meaning for such term set forth in the Lock-Up Agreement.

2.              Waiver. Effective upon the Closing, the parties hereto agree to waive all lock-up restrictions pursuant to the Lock-Up Agreement with respect to, and to exclude from the definition of “Lock-up Shares,” 2.1 million ParentCo Shares to be received by Nongae Apple Association 1st, 2.1 million ParentCo Shares to be received by Red Peony Association 1st and 1.0 million ParentCo Shares to be received by YH Association 1st (together, the “Holders”) upon the Closing in exchange for an aggregate of 23,342,220 units of the Company that the Holders acquired on August 9, 2024.

3.              Effect of this Waiver. Except as expressly acknowledged, consented to or waived or otherwise specifically provided herein, all of the provisions of the Lock-Up Agreement shall remain unamended and unwaived and shall continue to be and shall remain in full force and effect in accordance with their respective terms.

4.              Governing Law. Section 11.9 of the Business Combination Agreement is incorporated by reference herein to apply with full force to any disputes arising under this Waiver.

5.              Counterparts. This Waiver may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, this Waiver has been entered into by the undersigned as of the date first written above.

PARENTCO
Iris Parent Holding Corp.

By:	/s/ Chris Kim
Name: Chris Kim
Title: Chief Executive Officer

SPONSOR
Iris Acquisition Holdings LLC

By:	/s/ Sumit Mehta
Name: Sumit Mehta
Title: Authorized Representative